Exhibit 99.1

                                  NEWS RELEASE

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                                                     Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

Global Entertainment Corporation                        Rudy R. Miller, Chairman
1600 North Desert Drive, Suite 301                              The Miller Group
Tempe, Arizona 85281-1230                     Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net


      GLOBAL ENTERTAINMENT ELECTS TO MOVE ITS COMMON STOCK FROM NYSE AMEX

TEMPE,  ARIZONA,  APRIL 9, 2009 -- GLOBAL ENTERTAINMENT  CORPORATION (NYSE AMEX:
GEE) - announced today that although its Common Stock listing with the NYSE Amex is in good standing, the Board of Directors of Global have determined that the company's shareholders will be best served by the company voluntarily removing its Common Stock from the NYSE Amex, making its Common Stock eligible for quotation in the over-the-counter market. The benefits derived from this cost reduction strategy, the average trading volume over the past 12-months and the associated management time required to maintain an exchange listing were all major factors in the company's decision to remove its Common Stock from NYSE Amex. A FINRA member brokerage firm has filed the required Form 211 to act as a market maker of the company's Common Stock on the Over-The-Counter Bulletin Board, however the company can give no assurances that the Common Stock will be so quoted. The OTCBB is a quotation medium where securities are traded by market makers through a highly sophisticated, closed computer network. The OTCBB is separate and distinct from The NASDAQ Stock Market.

The company provided official notification to NYSE Amex on April 8, 2009 of its intention to remove its Common Stock from the exchange. NYSE Amex is expected to post this notice on its website on April 9, 2009. On or about April 20, 2009, Global will file with the Securities and Exchange Commission a Form 25 related to the removal of its Common Stock from the NYSE Amex. The removal of Global's Common Stock from listing on the exchange is expected to be effective 10 calendar days after filing the Form 25. Global anticipates that the last day of trading for GEE on NYSE Amex will be on or about April 30, 2009. Although the company can make no assurances that the Common Stock will be so quoted, Global expects that trading on the OTCBB will follow closely after the date of removal from the NYSE Amex. The company plans to make an announcement upon learning the trading symbol to be assigned by the OTCBB once it has been approved for quotation.

Rick Kozuback, president and chief executive officer of Global Entertainment Corporation said, "Our Board unanimously agreed that the voluntary removal of our Common Stock from the NYSE Amex exchange and making it eligible for the over the counter market was in the best interest of our shareholders in today's economy. We also spoke with a select group of major shareholders and our financial advisor, all supporting the company's decision due to the costs associated with our current exchange listing. Historically our Common Stock was quoted on the OTCBB, which we found to be an efficient and less expensive option to an exchange listing."

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
      www.coliseums.com                                    www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its six wholly owned subsidiaries, in sports management, multi-purpose events and entertainment centers and related real estate development, facility and venue management and marketing and venue ticketing. GLOBAL PROPERTIES I, in correlation with arena development projects, works to maximize value and develop potential new properties. INTERNATIONAL COLISEUMS COMPANY (ICC) serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates arena operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is a ticketing company for sports and entertainment venues. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states.

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-K for the year ended May 31, 2008, as filed with the Securities and Exchange Commission.